EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           Three Months Ended          Nine Months Ended
                                              September 30                September 30
                                           1997          1996          1997          1996
                                           ----          ----          ----          ----
                                       (unaudited)   (unaudited)   (unaudited)   (unaudited)
PRIMARY EARNINGS PER SHARE:

Average shares outstanding                 8,034         8,370         8,091         8,512

Net effect of dilutive stock options
and warrants - based on the treasury
stock method using average market
price                                        196           130          190            217
                                        --------      --------     --------       --------
                                           8,230         8,500        8,281          8,729
                                        --------      --------     --------       --------
                                        --------      --------     --------       --------
Net income                              $  2,684      $  2,392     $  7,604       $  6,802
                                        --------      --------     --------       --------
                                        --------      --------     --------       --------
Net income per share                    $    .33      $    .28     $    .92       $    .78
                                        --------      --------     --------       --------
                                        --------      --------     --------       --------
FULLY-DILUTED EARNINGS PER SHARE:

Average shares outstanding                 8,034         8,370        8,091          8,512

Net effect of dilutive stock options
and warrants - based on the treasury
stock method using the higher of the
average market price or the closing
market price                                 196           130          190            217
                                        --------      --------     --------       --------
                                           8,230         8,500        8,281          8,729
                                        --------      --------     --------       --------
                                        --------      --------     --------       --------
Net income                              $  2,684      $  2,392     $  7,604       $  6,802
                                        --------      --------     --------       --------
                                        --------      --------     --------       --------
Net income per share                    $    .33      $    .28     $    .92       $    .78
                                        --------      --------     --------       --------
                                        --------      --------     --------       --------


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